Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Kenneth W. Smith
Chief Financial Officer
CIRCOR International, Inc.
(781) 270-1200

CIRCOR Reports Earnings Per Share of $0.33 for the Fourth Quarter and $1.14 for 2003

•	Q4 Revenues increased 12% while net income climbed 23% on improved Petrochemical Products segment performance and tax benefits

•	Q4 Orders increased 11% and total backlog rose 19% compared to last year excluding Q4 2003 acquisitions

•	2003 Free Cash Flow reached 14% of revenues and 2.8 times net income

Burlington, MA, March 01, 2004

CIRCOR International, Inc. (NYSE:CIR), a leading provider of valves and fluid control products for the instrumentation, fluid regulation and petrochemical markets, announced today results for the fourth quarter and year ended December 31, 2003.

Net income for the fourth quarter of 2003 was $5.3 million, or $0.33 per diluted share, compared to $4.3 million, or $0.28 per diluted share, for the 2002 fourth quarter, an increase of 18% in earnings per share. Revenues for the 2003 fourth quarter were $96.4 million, an increase of 12% from $86.4 million for the fourth quarter of 2002.

For the year ended December 31, 2003, net income was $17.9 million, or $1.14 per diluted share, compared to $15.6 million, or $1.00 per diluted share, for 2002. Revenues for 2003 were $359.5 million, an increase of 8% from $331.4 million for 2002.

Included in the Company’s results were one-time expenses and benefits. Pre-tax special charges of $1.1 million, or $0.04 per diluted share, were incurred in the fourth quarter 2003 and $1.4 million, or $0.06 per diluted share, for the year ended December 31, 2003. These charges stemmed from the previously announced closing of two manufacturing plants within the Instrumentation and Thermal Fluid Controls Products segment plus accrued severance for the 2004 planned relocation of a small manufacturing capability within the Petrochemical Products segment. In 2002, there were no special charges in the fourth quarter. Full-year 2002 results included pre-tax special charges of $0.7 million, or $0.03 per diluted share, related to closing two facilities within the Petrochemical Products segment. The Company also recorded income tax benefits in the fourth quarter 2003 of $1.2 million, or $0.08 per diluted share, the majority of which related to tax credits for product development and research activities.

CIRCOR’s Chairman and Chief Executive Officer, David A. Bloss, Sr., commented on the Company’s financial results and market trends stating, “Basically each major market we serve showed some signs of improvement during the fourth quarter. Excluding the effect of recent acquisitions, orders were sequentially higher by 22% during the historically higher fourth quarter, and were up 11% compared to the fourth quarter of 2002. Our largest increase in orders came from petrochemical and aerospace customers, while activity in our HVAC, marine steam and general industrial markets showed only modest gains. Total backlog increased 19% compared to the fourth quarter of last year, and also increased 8% sequentially.”

Bloss also said, “Internally, we made additional progress in our drive to reduce working capital and consolidate operationally during the quarter. These efforts, together with year-end adjustments to local statutory accounts of certain European subsidiaries, had some negative effect on earnings, partially offsetting the benefits of higher revenues. However, we were still able to post higher profits and earnings per share for the quarter compared to last year while generating $17.0 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid) during the quarter. For all of 2003, $49.2 million in free cash flow was generated, which equaled 2.8 times net income or 14% of net revenues. At the end of 2003, our cash, cash equivalents, and marketable securities exceeded our total net debt.”

Bloss added, “During the fourth quarter we made significant progress in the closing and relocation of our Tomco operations in Painesville, Ohio, and our SSI Equipment plant in Burlington, Ontario, Canada, both within our Instrumentation and Thermal Fluid Controls Products segment. We also continued to realign the domestic operations of our Petrochemical Products business to improve our cost structure and competitiveness in its market sector. While these actions are expected to create some transitional inefficiencies and related costs, they should help us further improve our profitability during 2004. Our two acquisitions in the fourth quarter of 2003, DQS and Texas Sampling, will provide us a larger share of the analytical sampling market and are expected to be accretive in 2004 and help our Instrumentation and Thermal Fluid Control Products segment performance.”

CIRCOR’s Petrochemical Products segment revenues increased 19% to $42.8 million from $36.1 million in the fourth quarter of last year. Full year revenues were up 13% to $158.7 million compared to 2002. Strong international project activity and the positive effects of exchange rate changes contributed to the increased revenues. Operating margins excluding special charges increased to 12.1% in the fourth quarter compared to 10.2% last year and 10.9% in the third quarter of 2003. Ongoing cost reduction efforts and an improved mix of higher-margin product sales contributed to the margin improvement. Orders for the quarter were up 10% and 43% compared to the fourth quarter 2002 and the third quarter of 2003, respectively. December 31 backlog increased 34% compared to last year and 16% sequentially as oil and gas markets improved modestly in North America and international project activity remained healthy.

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues were up 7% to $53.6 million for the fourth quarter compared to $50.3 million for the same period last year. For the full year, revenues were $200.8 million, an increase of 5% from 2002. These increases were primarily the result of acquisitions made in the fourth quarter of 2002 and stronger foreign currencies translated into U.S. dollars. Operating margins excluding special charges decreased to 9.5% in the fourth quarter compared to 12.0% last year as a result of startup and other operational inefficiencies related to plant consolidations, inventory reductions, as well as year-end adjustments to local statutory accounts of certain European subsidiaries. Orders for this segment, excluding the fourth quarter 2003 acquisitions, were up 12% and 7% compared to the fourth quarter of 2002 and third quarter 2003, respectively. Compared to the third quarter 2003, order increases primarily came from aerospace and industrial instrumentation product demand. Backlog also increased 3% versus the end of last year, and declined 2% from the third quarter 2003. The sequential decline in backlog was due to seasonally strong fourth quarter shipments to the HVAC market.

The Company is providing guidance for its first quarter 2004 results, indicating that it expects earnings, excluding any special charges, to be in the range of $0.26 to $0.30 per share.

CIRCOR International has scheduled a conference call to review its results for the quarter on Monday, March 1, 2004, at 10:00 a.m. ET. Interested parties may access the call by dialing 913-981-5543. A replay of the call will be available from 1:00 p.m. ET on March 1, 2004, through midnight on March 5, 2004. To access the replay, interested parties should dial 888-203-1112, and enter confirmation code # 403691 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Monday, March 1, 2004, by 8:00 a.m. ET. The presentation slides may be downloaded from the Quarterly Earnings page of the Investors section on the CIRCOR Website: http://www.circor.com. An audio recording of the conference call also is expected to be posted on the Company’s website by March 5, 2004.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, thermal fluid regulation and petrochemical markets. CIRCOR’s executive headquarters are located at 35 Corporate Drive, Burlington, MA 01803.

This report contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission. The words “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results may differ materially from the expectations we describe in our forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets which can affect the overall demand for and pricing of our products, changes in the price of and demand for oil and gas in both domestic and international markets, our continued success in winning orders for large oil and gas projects, variability of raw material and component pricing, our ability to lower inventory levels and minimize unabsorbed manufacturing costs, fluctuations in foreign currency exchange rates, our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy, the ultimate outcome of various judicial and legal proceedings, the impact of present or future import-export laws, the potential impairment of recorded goodwill, and the uncertain continuing impact on economic and financial conditions in the United States and around the world as a result of terrorist attacks, current middle eastern affairs and the after-affects, and related matters. We advise you to read further about certain of these and other risk factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 12, 2003. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	December 31, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$58,202	$38,382
Marketable securities	7,840	4,064
Trade accounts receivable, less allowance for doubtful accounts of $2,119 and $2,041, respectively	64,830	56,130
Inventories	97,278	110,287
Prepaid expenses and other current assets	4,587	4,262
Deferred income taxes	6,303	5,884
Assets held for sale	3,884	—

Total Current Assets	242,924	219,009

Property, Plant and Equipment, net	61,737	64,365
Other Assets:
Equity in subsidiary	359	—
Goodwill	111,448	100,419
Other assets	7,395	6,941

Total Assets	$423,863	$390,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$37,635	$26,769
Accrued expenses and other current liabilities	27,742	19,967
Income taxes payable	1,491	2,801
Notes payable and current portion of long-term debt	17,268	18,596

Total Current Liabilities	84,136	68,133

Long-term Debt, net of current portion	43,791	59,394
Deferred Income Taxes	6,303	3,934
Other Noncurrent Liabilities	9,820	10,605
Minority Interest	4,653	5,009
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,302,127 and 15,107,850 issued and outstanding, respectively	153	151
Additional paid-in capital	206,160	203,952
Retained earnings	54,793	39,200
Accumulated other comprehensive income	14,054	356

Total Shareholders’ Equity	275,160	243,659

Total Liabilities and Shareholders’ Equity	$423,863	$390,734

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Net revenues	$96,405	$86,353	$359,453	$331,448
Cost of revenues	67,496	61,273	253,941	233,163

GROSS PROFIT	28,909	25,080	105,512	98,285
Selling, general and administrative expenses	20,617	17,284	74,162	67,166
Special charges	1,092	—	1,363	745

OPERATING INCOME	7,200	7,796	29,987	30,374
Other (income) expense:
Interest income	(280)	(147)	(775)	(966)
Interest expense	1,301	1,691	5,926	7,687
Other income, net	217	(440)	(837)	(686)

Total other expense	1,238	1,104	4,314	6,035

INCOME BEFORE INCOME TAXES	5,962	6,692	25,673	24,339
Provision for income taxes	704	2,409	7,800	8,762

NET INCOME	$5,258	$4,283	$17,873	$15,577

Earnings per common share:
Basic	$0.34	$0.28	$1.18	$1.04
Diluted	$0.33	$0.28	$1.14	$1.00

Weighted average common shares outstanding:
Basic	15,290	15,098	15,207	15,028
Diluted	15,919	15,462	15,675	15,610

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Year Ended December 31,
	2003	2002
OPERATING ACTIVITIES
Net income	$17,873	$15,577
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	9,564	10,343
Amortization	298	307
Compensation expense of stock-based plans	229	258
Deferred income taxes	2,125	3,064
(Gain) loss on disposal of property, plant and equipment	(21)	139
Loss on write-off of property, plant and equipment	381	325
Gain on sale of investments	(64)	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(2,530)	6,740
Inventories	19,707	(4,251)
Prepaid expenses and other assets	(463)	(2,425)
Accounts payable, accrued expenses and other liabilities	11,198	(5,152)

Net cash provided by operating activities	58,297	24,925

INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,823)	(4,418)
Proceeds from disposal of property, plant and equipment	192	119
Purchase of investments	(7,857)	—
Proceeds from the sale of investments	4,155	(56)
Business acquisitions, net of cash acquired	(10,703)	(19,964)
Purchase price adjustments on previous acquisitions	—	1,088
Other	—	(10)

Net cash used in investing activities	(21,036)	(23,241)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	1,593	3,934
Payments of long-term debt	(20,097)	(24,564)
Dividends paid	(2,280)	(2,255)
Proceeds from the exercise of stock options	1,267	2,249
Conversion of restricted stock units	404	132

Net cash used in financing activities	(19,113)	(20,504)

Effect of exchange rate changes on cash and cash equivalents	1,672	192

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19,820	(18,628)
Cash and cash equivalents at beginning of year	38,382	57,010

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$58,202	$38,382

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
ORDERS
Instrumentation & Thermal Fluid Controls	$53,020	$46,283	$201,759	$185,935
Petrochemical	50,168	45,411	172,004	154,361

Total orders	$103,188	$91,694	$373,763	$340,296

	December 31,
	2003	2002
BACKLOG
Instrumentation & Thermal Fluid Controls	$36,942	$36,001
Petrochemical	52,042	38,715

Total backlog	$88,984	$74,716

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2002					2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR
NET REVENUES
Instrumentation & Thermal Fluid Controls	$46,417	$47,966	$45,886	$50,255	$190,524	$49,119	$50,963	$47,132	$53,561	$200,775
Petrochemical	33,045	34,575	37,206	36,098	140,924	38,044	38,261	39,529	42,844	158,678

Total	79,462	82,541	83,092	86,353	331,448	87,163	89,224	86,661	96,405	359,453

OPERATING MARGIN
Instrumentation & Thermal Fluid Controls	16.4%	17.0%	14.9%	12.0%	15.0%	12.2%	12.5%	11.9%	9.5%	11.5%
Petrochemical	6.9%	4.5%	7.3%	10.2%	7.3%	7.6%	8.6%	10.9%	12.1%	9.9%
Segment operating margin	12.4%	11.7%	11.5%	11.2%	11.7%	10.2%	10.8%	11.5%	10.7%	10.8%
Corporate expenses	-2.3%	-2.5%	-2.2%	-2.2%	-2.3%	-1.9%	-2.1%	-2.1%	-2.1%	-2.1%
Special charges	-0.6%	-0.4%	0.0%	0.0%	-0.2%	0.0%	0.0%	-0.3%	-1.1%	-0.4%
Total operating margin	9.6%	8.8%	9.2%	9.0%	9.2%	8.2%	8.7%	9.0%	7.5%	8.3%
OPERATING INCOME
Instrumentation & Thermal Fluid Controls	7,607	8,138	6,845	6,024	28,614	5,982	6,359	5,622	5,110	23,073
Petrochemical	2,286	1,553	2,701	3,685	10,225	2,876	3,303	4,309	5,171	15,659

Segment operating income	9,893	9,691	9,546	9,709	38,839	8,858	9,662	9,931	10,281	38,732
Corporate expenses	(1,840)	(2,100)	(1,867)	(1,913)	(7,720)	(1,674)	(1,860)	(1,859)	(1,989)	(7,382)
Special charges	(453)	(292)	—	—	(745)	—	—	(271)	(1,092)	(1,363)

Total operating income w/ special charges	7,600	7,299	7,679	7,796	30,374	7,184	7,802	7,801	7,200	29,987
INTEREST EXPENSE, NET	(1,741)	(1,681)	(1,755)	(1,544)	(6,721)	(1,461)	(1,349)	(1,320)	(1,021)	(5,151)
OTHER (EXPENSE) INCOME, NET	(102)	382	(34)	440	686	275	417	362	(217)	837

PRETAX INCOME	5,757	6,000	5,890	6,692	24,339	5,998	6,870	6,843	5,962	25,673
PROVISION FOR INCOME TAXES	(2,072)	(2,161)	(2,120)	(2,409)	(8,762)	(2,159)	(2,473)	(2,464)	(704)	(7,800)

EFFECTIVE TAX RATE	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%	36.0%	11.8%	30.4%
NET INCOME	$3,685	$3,839	$3,770	$4,283	$15,577	$3,839	$4,397	$4,379	$5,258	$17,873

Weighted Average Common Shares Outstanding (Diluted)	15,541	15,732	15,511	15,462	15,610	15,533	15,634	15,812	15,919	15,675
EARNINGS PER COMMON SHARE (Diluted)	$0.24	$0.24	$0.24	$0.28	$1.00	$0.25	$0.28	$0.28	$0.33	$1.14

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.26	$0.26	$0.24	$0.28	$1.03	$0.25	$0.28	$0.29	$0.37	$1.20

EBIT	$7,498	$7,681	$7,645	$8,236	$31,060	$7,459	$8,219	$8,163	$6,983	$30,824
Depreciation	2,745	2,672	2,452	2,474	10,343	2,470	2,563	2,478	2,053	9,564
Amortization of intangibles	79	79	74	75	307	74	75	74	75	298

EBITDA	$10,322	$10,432	$10,171	$10,785	$41,710	$10,003	$10,857	$10,715	$9,111	$40,686

EBITDA AS A PERCENT OF SALES	13.0%	12.6%	12.2%	12.5%	12.6%	11.5%	12.2%	12.4%	9.5%	11.3%
CAPITAL EXPENDITURES	$863	$1,081	$1,220	$1,254	$4,418	$795	$1,058	$3,940	$1,030	$6,823

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2002					2003
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YEAR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$7,091	$6,519	$3,480	$1,162	$18,252	$14,533	$10,508	$7,183	$16,970	$49,194

ADD: Capital expenditures	863	1,081	1,220	1,254	4,418	795	1,058	3,940	1,030	6,823
Dividends paid	557	565	566	567	2,255	567	569	570	574	2,280

NET CASH PROVIDED BY OPERATING ACTIVITIES	$8,511	$8,165	$5,266	$2,983	$24,925	$15,895	$12,135	$11,693	$18,574	$58,297

NET DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS MARKETABLE SECURITIES]	$34,791	$26,853	$22,648	$35,543	$35,543	$20,209	$8,005	$254	$(4,983)	$(4,983)

ADD: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	74,847	58,202	58,202
Marketable securities	—	—	—	4,064	4,064	4,072	1,464	—	7,840	7,840

TOTAL DEBT	$94,955	$94,408	$92,345	$77,990	$77,990	$75,700	$74,486	$75,101	$61,059	$61,059

NET DEBT AS % OF NET CAPITALIZATION	13.3%	10.2%	8.7%	12.7%	12.7%	7.5%	3.0%	0.1%	-1.8%	-1.8%

NET DEBT [As defined above]	$34,791	$26,853	$22,648	$35,543	$35,543	$20,209	$8,005	$254	$(4,983)	$(4,983)
ADD: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	74,847	58,202	58,202
Marketable securities	—	—	—	4,064	4,064	4,072	1,464	—	7,840	7,840

TOTAL DEBT	$94,955	$94,408	$92,345	$77,990	$77,990	$75,700	$74,486	$75,101	$61,059	$61,059

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH, LESS CASH EQUIVALENTS, LESS MARKETABLE SECURITIES]	$261,622	$261,999	$259,526	$279,202	$279,202	$270,090	$266,529	$263,505	$270,177	$270,177
LESS: Debt	(94,955)	(94,408)	(92,345)	(77,990)	(77,990)	(75,700)	(74,486)	(75,101)	(61,059)	(61,059)
ADD: Cash and cash equivalents	60,164	67,555	69,697	38,382	38,382	51,419	65,017	74,847	58,202	58,202
Marketable securities	—	—	—	4,064	4,064	4,072	1,464	—	7,840	7,840

TOTAL SHAREHOLDERS’ EQUITY	226,831	235,146	236,878	243,659	243,659	249,881	258,524	263,251	275,160	275,160
ADD: TOTAL DEBT	94,955	94,408	92,345	77,990	77,990	75,700	74,486	75,101	61,059	61,059

TOTAL CAPITAL	$321,786	$329,554	$329,223	$321,649	$321,649	$325,581	$333,010	$338,352	$336,219	$336,219

TOTAL DEBT / TOTAL CAPITAL	29.5%	28.6%	28.0%	24.2%	24.2%	23.3%	22.4%	22.2%	18.2%	18.2%

EBIT [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE]	$7,498	$7,681	$7,645	$8,236	$31,060	$7,459	$8,219	$8,163	$6,983	$30,824

ADD: Other (income) expense, net	102	(382)	34	(440)	(686)	(275)	(417)	(362)	217	(837)

OPERATING INCOME	$7,600	$7,299	$7,679	$7,796	$30,374	$7,184	$7,802	$7,801	$7,200	$29,987

EBITDA [OPERATING INCOME PLUS OTHER NET (INCOME) EXPENSE PLUS DEPRECIATION PLUS AMORTIZATION]	$10,322	$10,432	$10,171	$10,785	$41,710	$10,003	$10,857	$10,715	$9,111	$40,686

LESS:
Other (income) expense, net	102	(382)	34	(440)	(686)	(275)	(417)	(362)	217	(837)
Depreciation	(2,745)	(2,672)	(2,452)	(2,474)	(10,343)	(2,470)	(2,563)	(2,478)	(2,053)	(9,564)
Amortization of intangibles	(79)	(79)	(74)	(75)	(307)	(74)	(75)	(74)	(75)	(298)

OPERATING INCOME	$7,600	$7,299	$7,679	$7,796	$30,374	$7,184	$7,802	$7,801	$7,200	$29,987

NOTE: These non-GAAP key performance measures are provided for the convenience of financial analysts who have used such as additional measures of liquidity and leverage.